Exhibit 99.2

CONSULTING AGREEMENT

THIS AGREEMENT is made as of the 1st day of September 2009, between The Fidelity Deposit and Discount Bank (“Bank”) and Steven C. Ackmann (“Consultant”), an individual residing in Pennsylvania (the “Agreement”).

WITNESSETH:

WHEREAS, Consultant was Chief Executive Officer and President of Bank;

WHEREAS, Consultant, Bank, and Fidelity D&D Bancorp, Inc. (“Corporation”) entered into an amended and restated employment agreement dated July 11, 2007 (“Employment Agreement”);

WHEREAS, Consultant resigned from his position as Chief Executive Officer and President of the Corporation and Bank effective 5:01 p.m. August 31, 2009;

WHEREAS,  pursuant to a release agreement among Corporation, Bank, and Consultant, the Employment Agreement was terminated and canceled absolutely effective August 31, 2009, provided that Paragraph 11 of the Employment Agreement survived termination and continues in full force and effect (“Release Agreement”);

WHEREAS, Bank desires to engage Consultant as an independent contractor to consult with the Bank and specifically the Chairman of the Board of the Bank (“Chairman”) for a seven month period while the Bank conducts a search for his replacement and during the transition phase; and

WHEREAS, Consultant desires to serve the Bank under the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

1.             Consultant Relationship.  Bank hereby engages Consultant as an independent contractor, and Consultant hereby agrees to serve Bank, under the terms and conditions set forth in this Agreement.

2              Duties of Consultant.  Consultant agrees that he shall be available to confer with the Chairman at such times as the Chairman determines; provided that such times occur between the hours of 7 am and 10 pm.  It is further agreed that Consultant shall consult no more than 40 hours per week during the term of this Agreement, unless circumstances   dictate otherwise.  The Chairman shall give Consultant

reasonable notice should his physical presence be required to provide these services and should Consultant be out of the county when contacted by the Chairman, he may provide these consulting services telephonically.

3.             Term of Agreement.  This Agreement shall commence on September 1, 2009 provided that Consultant enters into the Release Agreement and such Release Agreement becomes effective (as set forth in Section 5 of the Release Agreement).  This Agreement shall terminate on March 31, 2010.

4.             Compensation.  Bank shall pay Consultant an amount equal to seven months of his Annual Base Salary as defined in his Employment Agreement for his services under this Agreement payable in monthly installments; provided however, the Bank will pay consultant one month in arrears.  In addition, Bank shall reimburse Consultant for his COBRA expense for health care for himself and his dependents from September 1, 2009 through the earlier of August 31, 2010 or until he or his dependents are no longer eligible for COBRA.   No profits, income, earnings, or other benefits from any source other than Corporation or Bank earned or received by Consultant during the term of this Agreement shall create any mitigation, offset, reduction, or any other obligation regarding the compensation due the Consultant under this Agreement.  The payments and reimbursement shall be made by the Bank to the Consultant regardless of the number of hours which the Chairman requests Consultant’s services.

5.             Unauthorized Disclosure.  During the Consulting Term, or at any later time, the Consultant shall not, without the written consent of the Chairman or a person authorized thereby, knowingly disclose to any person, any material confidential information obtained by him while performing services for the Bank with respect to any of the Corporation’s or Bank’s services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to the Corporation or Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Consultant or any person with the assistance, consent or direction of the Consultant) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Bank or any information that must be disclosed as required by law.

6.             Cooperation and Non-Disparagement.  Consultant agrees that he will not disparage or make derogatory comments about Corporation and Bank or any of their subsidiaries or affiliates and including their present and former officers, directors, employees, agents, or attorneys, or their business practices.  Consultant also agrees not to attend any of the Corporation’s Meetings of Shareholders, submit any proposals in connection therewith, or propose, nominate, or solicit any person or persons for the office of director of the Corporation or join or participate in any group (as may be defined by the Securities and Exchange

Commission) in connection therewith for five (5) years from the date of this Agreement.

7.             Cross-Breach of Agreements.  A breach of the Release Agreement or any other agreement entered into between Consultant and Corporation and/or Bank shall be deemed a breach of this Agreement.

8.             Notices.  Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Consultant’s residence, in the case of notices to Consultant, and to the principal executive offices of Bank, in the case of notices to Bank.

9.             Waiver.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Consultant and the Chairman.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

10.           Assignment.  This Agreement shall not be assignable by any party, except by Bank to any successor in interest to their respective businesses.

11.           Entire Agreement.  This Agreement supersedes any and all agreements, either oral or in writing, between the parties regarding Consultant’s consulting services and contains all the covenants and agreements between the parties with respect to the consulting arrangement.  This Agreement does not supersede any release agreement executed by Consultant or the letter agreement signed on July     , 2009.

12.           Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

14.           Headings.  The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:	THE FIDELITY DEPOSIT AND DISCOUNT BANK

/s/ Irene Campbell	By:	/s/ Patrick J. Dempsey
Patrick J. Dempsey, Chairman

WITNESS:	EXECUTIVE

/s/ Barbara Shimkus		/s/ Steven C. Ackmann
Steven C. Ackmann